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                                                                 Exhibit 10.1.22


                                  PERFORMANCE SHARE AWARD


                                                Date of Award: February 16, 2000
                                              Number of Shares Awarded: ________




Dear ___________:

     We are pleased to inform you that as a key employee of Terra Industries Inc. (the "Corporation") or a Subsidiary thereof, you have been awarded, under the 1997 Stock Incentive Plan (the "Plan"), the number of Common Shares of the Corporation set forth above, subject to certain restrictions, terms and conditions set forth in this letter and in the Plan. The restricted Common Shares issued to you are referred to in this letter as the "Performance Shares."

1. From the date hereof until the restrictions on the Performance Shares terminate (the "Restriction Period"), the Performance Shares shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed; provided, however, that any of the Performance Shares may be exchanged for any other Common Shares that are similarly restricted.

2.   The Restriction Period shall terminate at the following times:

     a. The Restriction Period shall terminate with respect to one hundred percent (100%) all of the Performance Shares on the day any one of the following occurs within three (3) years of the Date of Award: (i) any person or group of persons acting in concert (other than Anglo American plc, and its affiliates or a group consisting solely of such persons (the "Anglo American Affiliates")) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934) of the outstanding securities (the "Voting Shares") of the Corporation in an amount having, or convertible into securities having, 25% or more of the ordinary voting power for the election of directors of the Corporation, provided that this 25% beneficial ownership trigger shall apply only when the Anglo American Affiliates no longer own 50% or more of the Voting Shares; (ii) during a period of not more than 24 months, a majority of the Board of Directors of the Corporation ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors; (iii) all or substantially all of the individuals and entities who were the beneficial owners of the Corporation's outstanding securities entitled to vote do not own more than 60% of such securities in substantially the same proportions following a shareholder approved reorganization, merger, or consolidation; or (iv) shareholder approval of either (A) a complete

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liquidation or dissolution of the Corporation or (B) a sale or other disposition of all or substantially all of the assets of the Corporation, or a transaction having a similar effect.

     b. The Restriction Period shall terminate with respect to one hundred percent (100%) of the Performance Shares on the business day following the third anniversary of the Date of Award.

     c. Notwithstanding the foregoing, if you are or become a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code, the Restriction Period for any portion of the shares whose vesting would result in a loss of deduction to the Corporation shall continue until the date on which the Performance Shares can be freed of restriction without resulting in the loss of deduction or the date of your retirement or termination without cause. For these purposes "cause" shall have the same meaning as set forth in your 1998 Executive Retention Agreement and "retirement" shall be determined in accordance established policy of the Corporation.

The Corporation shall retain possession of the Performance Shares until the later to occur of the termination of the Restriction Period and the termination of the security interest described in Section 6 of this letter.

3. If your employment with the Corporation and all Subsidiaries terminates during the term of this agreement, all Performance Shares subject to the Restriction Period shall automatically be forfeited by you and reconveyed to the Corporation, except as follows:

     a. If your employment terminates by reason of death, the Performance Shares shall continue to be eligible for vesting pursuant to Section 2 for a period of one year from the date of death (provided that such vesting must occur, if at all, on or before the third anniversary hereof).

     b. If your employment terminates by reason of Total Disability, the Performance Shares shall continue to be eligible for vesting pursuant to Section 2 (provided that such vesting must occur, if at all, on or before the third anniversary hereof).

     c. In cases of special circumstances the Personnel Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Corporation, extend the period for vesting or terminate the Restriction Period with respect to all or a portion of your Performance Shares.

4. This award shall not be effective unless you sign a copy of this letter and deliver it to the Corporate Secretary of the Corporation, Terra Centre, 600 Fourth Street, Sioux City, Iowa 51101, before 4:30 p.m. central time on February 28, 2000. If the Corporate Secretary does not have your properly executed copy of this letter before such time, then, anything in this letter to the contrary
notwithstanding, this award shall terminate and be of no effect.   Your signing
and delivering a copy of this letter shall evidence your acceptance of the Performance Shares upon the terms and conditions of this Award. Attached is a copy of your Stock Certificate and Stock Power. Your execution of the stock power will permit the Corporation to enforce the security interest described in
Section 6 of this letter or reconvey the Performance Shares to the Corporation in the event the Award is forfeited.

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5.   Except as set forth in this letter, upon the issuance of the Performance
Shares you shall have all of the rights of a stockholder, including the right to vote the Performance Shares and the right to receive dividends thereon. The certificates for any Performance Shares shall bear an appropriate legend reciting the terms, conditions and restrictions applicable thereto, and shall be subject to appropriate stop-transfer orders. The Corporation shall issue your Performance Shares promptly after the Corporation's Corporate Secretary receives the documents set forth in Section 4, the Performance Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which the Common Shares of the Corporation are listed and there has been compliance with such laws and regulations as the Corporation may deem applicable. The Corporation agrees to use its best efforts to effect such listing and compliance.

6. You hereby agree to pay to the Corporation, or otherwise make arrangements satisfactory to the Corporation regarding payment of, any federal, state or local taxes required or authorized by law to be withheld with respect to the award of the Performance Shares or the termination of the Restriction Period (the "Withholding Taxes"). The Corporation shall have, to the extent permitted by law, the right to deduct from any payment of any kind otherwise due to the Employee, any Withholding Taxes and to condition the delivery of the Performance Shares after the termination of the Restriction Period on the payment to the Corporation of the Withholding Taxes. You hereby grant to the Corporation a security interest in the Performance Shares to secure the reconveyance of the Performance Shares to the Corporation upon any forfeiture and to ensure adequate provision for the Withholding Taxes. The Corporation shall release its security interest in respect of any Performance Shares on which (i) the Restriction Period has terminated and (ii) all Withholding Taxes have been paid. In lieu of the payment of such amounts in cash, you may pay all or a portion of the Withholding Taxes by (a) the delivery of Common Shares not subject to any Restriction Period or (b) having the Corporation withhold a portion of the Common Shares otherwise to be delivered upon vesting of the Performance Shares.

7. The Corporation may, in its sole discretion, at any time or from time to time, in lieu of the delivery of all or any portion of your Performance Shares, pay to you cash equal to the Fair Market Value (as defined in the 1997 Stock Incentive Plan) of such shares on the day the Restriction Period terminates.

8. If any distribution is made to the holders of Performance Shares other than a cash dividend and new, different, or additional shares or other securities of the Corporation or of another company are received by the holders of the Performance Shares, or if any recapitalization or reclassification, split-up or consolidation of the Performance Shares shall be effected, or, if in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, the Performance Shares are exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of stock or other securities of any other company, then any such other securities shall be subject to similar restrictions as the Performance Shares, and the number and class of Performance Shares, and the restrictions, terms and other conditions applicable to any such other securities shall be equitably determined by the Committee.

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9.   Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or a Subsidiary, or affect the right of the Corporation or of any Subsidiary to terminate the employment of the Employee, with or without cause.

     These Performance Shares are awarded pursuant to the Plan and are subject to its terms. Capitalized terms used in this letter have the same meanings as defined in the Plan. A copy of the Plan is being furnished to you with this letter and also is available on request from the Corporate Secretary of the Corporation.

                                   Very truly yours,

                                   TERRA INDUSTRIES INC.


                              By:  ________________________________________
                                   President and Chief Executive Officer


                              By:  ________________________________________
                                   Senior Vice President, General Counsel
                                   and Corporate Secretary


I hereby agree to the terms and conditions set forth above and acknowledge receipt of the 1997 Stock Incentive Plan and the Prospectus covering shares issued under that Plan.


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Signature of Employee

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